                                                                   Exhibit 10.29

                       SECOND AMENDMENT TO LOAN DOCUMENTS
                       ----------------------------------


     THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this "Amendment"), made as of the
                                                    ---------
19th day of November, 1997, is between BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation ("Borrower") and KEYBANK NATIONAL ASSOCIATION, a
                         --------
national banking association ("Lender").
                               ------

                                R E C I T A L S:
                                ---------------

     A.   Lender has made a loan (the "Revolving Loan") to Borrower, which
                                       --------------
Revolving Loan is evidenced and/or secured by (1) a Promissory Note (the "Note")
                                                                          ----
dated as of October 31, 1996 in the stated principal amount of $800,000.00 executed by Borrower and payable to the order of Lender, and (2) a Guaranty (the "Guaranty") dated as of October 31, 1996, executed by Fred Birner, Mark Birner
 --------
and Dennis Genty (collectively, the "Guarantors") securing payment of the Note,
                                     ----------
and (3) by a Security Agreement (the "Security Agreement") dated as of October
                                      ------------------
31, 1996 from Borrower for the benefit of Lender also securing payment of the Note, and (4) by a Credit Agreement (the "Credit Agreement") dated as of October
                                          ----------------
31, 1996 between Borrower and Lender, and (5) by certain other documents or instruments (the Note, the Security Agreement, the Credit Agreement and such other documents and instruments, as same may from time to time be amended or replaced, are sometimes collectively referred to herein as the "Loan
                                                                ----
Documents").

     B. Lender has also made a loan to Borrower in the principal amount of Two Million and No/100 Dollars ($2,000,000.00) (the "Term Loan"), as evidenced by
                                                 ---------
that certain Promissory Note dated September 3, 1997 (the "Term Note") executed
                                                           ---------
and delivered to Lender by Borrower, together with that certain First Amendment to Loan Documents dated September 3, 1997 (the "First Amendment") amending the
                                                ---------------
terms and conditions of the Loan Documents to incorporate the Term Loan.

     C. Borrower and Lender desire to further amend the terms and conditions contained in the Credit Agreement, Security Agreement, and other Loan Documents to increase the amount of the Revolving Loan and to set forth certain additional terms and conditions regarding the Revolving Loan.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

     1.   CERTAIN DEFINITIONS.  Capitalized terms used in this Amendment which
          -------------------
are not defined herein shall have the meanings ascribed to such terms in the Loan Documents.

     2.   CREDIT AGREEMENT AMENDMENTS.  The Credit Agreement is amended as of
          ---------------------------
the Closing Date as follows:

          a. The amount of the Revolving Loan shall be increased from $800,000 to $10,000,000.

          b. The following definitions set forth in Article I of the Credit Agreement shall be revised as follows:

     "CLOSING DATE" shall mean the date that Lender notifies Borrower that the
      ------------
conditions set forth in Paragraph 7 hereof are completed to Lender's reasonable satisfaction, which date shall in no event be later than December 31, 1997 and shall be further confirmed in a certificate substantially in the form attached hereto as Exhibit A to be executed by both Borrower and Lender.
          ---------

     "MATURITY DATE" shall mean three (3) years following the Closing Date.
      -------------

          c. The following definitions shall be added to Article I of the Credit Agreement:

     "ADJUSTED LIBOR RATE" means a rate per annum (rounded upwards, if
      -------------------
     necessary, to the nearest 1/16/th/ of 1%) equal to the sum of the applicable LIBOR Rate plus 2.25%, subject to adjustment of the Reserve Percentage as defined hereinafter.

     "BASE RATE ADVANCE" means any Advance evidenced by the Note during any
      -----------------
     period in which the Interest Rate is determined with reference to the Base Rate.

     "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in
      ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "INTEREST RATE" means, as to each Advance, a rate per annum equal to (i)
      -------------
     for Base Rate Advances, the Base Rate and (ii) for LIBOR Advances, the Adjusted LIBOR Rate.

     "LIBOR ADVANCE" means any Advance evidenced by the Note during any period
      -------------
     in which the Interest Rate is determined with reference to the Adjusted LIBOR Rate.

     "LIBOR RATE" means the offered rate for deposits in Dollars (rounded
      ----------
     upwards, if necessary, to the nearest 1/16 of 1%), of the respective rates of interest per annum determined by Lender based on London interbank market rates published in the Wall Street Journal for periods of thirty (30), sixty (60) or ninety (90) days only, two (2) business days prior to the LIBOR Advance; provided, that if one (1) or more LIBOR Rates for particular interest periods are not published in the Wall Street Journal, and Borrower desires to use such interest period, then the LIBOR Rate shall be determined with reference to the REUTERS Monitor Money Rates Service LIBO Page, or other comparable rate service selected by Lender.

     "LONDON BANKING DAY" means a day on which banks are open for business in
      ------------------
     London, England, and quoting deposit rates for dollar deposits.

     "RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a
      ------------------
     decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal

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

     Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Denver, Colorado, in respect of "Eurocurrency Liabilities." The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage by dividing the Adjusted LIBOR Rate by 1.00 minus the Reserve Percentage.

          d. The Guaranty executed in connection with the Revolving Loan shall terminate and be of no further effect as of the Closing Date.

          e. The Facility Fee described in Section 2.5(a) of the Credit Agreement shall be .25% per annum and shall be based upon the average unused amount of the Commitment during the previous full calendar quarter.

          f. The Origination Fee described in Section 2.5(b) of the Credit Agreement shall be as set forth in that certain Commitment Letter between Borrower and Lender dated November 4, 1997.

          g. Section 2.1 of the Credit Agreement shall be deleted and revised in its entirety as follows:

          Commitment.  Subject to the terms and conditions and relying upon the
          ----------
     representations and warranties herein set forth, Lender agrees to make Loans to the Borrower, at any time and from time to time and until the earlier of the Maturity Date and the termination of the Commitment in accordance with the terms hereof, in an aggregate principal amount at any time outstanding not to exceed the lesser of: (1) $10,000,000 or (2) an amount equal to a multiple of three times the Borrower's Consolidated EBITDA, based on a rolling four calendar quarter basis, subject to reductions in the maximum amount of the Commitment from time to time pursuant to Section 2.8. If the cumulative amount of the Loans at any time exceeds the lesser of the foregoing amounts, Borrower shall immediately pay down the Loan to the extent of such excess amount, upon demand of the Lender. The Borrower may borrow, pay or prepay and reborrow Loans on or after the Closing Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

          h. Section 2.6(a) of the Credit Agreement shall be deleted and revised in its entirety as follows:

          (a) Subject to the provisions of Section 2.7, the Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Base Rate or Adjusted LIBOR Rate.

          Each Advance shall be made under the Note as either a Base Rate Advance or a LIBOR Advance, as selected by the Borrower. Borrower may convert any

     Base Rate Advances aggregating at least $100,000 in principal amount into a LIBOR Advance during a calendar month. If Borrower fails to renew any LIBOR Advance or if Borrower shall receive any new Advance without designating whether such Advance is a LIBOR Advance or a Base Rate Advance, such Advance shall automatically be deemed to be a 30 day LIBOR Advance. At any time that Borrower desires a LIBOR Advance or intends to renew a LIBOR Advance or convert a Base Rate Advance into a LIBOR Advance, Borrower must notify Lender in writing (a "LIBOR Notice") at least two (2) London Banking Days prior to the day of the calendar month on which Borrower desires such Advance, renewal or conversion to be effective. The LIBOR Notice must specify the period of days, desired by Borrower for the applicable LIBOR Rate.

          If Lender shall determine, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central Lender or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central Lender or comparable agency (any of the foregoing shall be referred to herein as a "Regulatory Change"), has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of Lender's holding company) as a consequence of the loan evidenced by this Note to a level below that which Lender (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, within fifteen (15) days after demand by Lender, the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (or its holding company) for such reduction. Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to Lender. A certificate of Lender claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods. The protection of this section regardless of any possible contention of the invalidity of the law, regulation or other condition which shall have been imposed.

          If any LIBOR Advance becomes due and payable or is prepaid prior to the last day of the applicable interest period, Borrower shall reimburse Lender on demand for any resulting loss, cost, or expense incurred by Lender as a result thereof including, without limitation, any loss incurred in obtaining, liquidating, or employing deposits from third parties, but excluding loss of margin for the period after any such payment. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to LIBOR Advances, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost (the costs in this and the preceding sentence shall be referred to herein as "Additional LIBOR Costs"). If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any LIBOR Advance, then Lender's obligation to make, fund, or maintain any LIBOR Advance shall terminate.

          i. The ratio set forth in Section 6.9 of the Credit Agreement shall be revised to 1.5 to 1.

          j. The ratios set forth in Section 6.11 shall be revised to 1.5 at all times during the term of the Revolving Loan.

          k. All financial covenants set forth in Article VI shall be calculated during the term of the Revolving Loan on a rolling four quarter basis commencing on December 31, 1997.

          l.  Section 6.14 of the Credit Agreement shall be revised as follows:

              Consolidated Acquisition Expenditures.  If, during the term of
              -------------------------------------
              the Revolving Loan, Borrower desires to make Consolidated Acquisition Expenditures in excess of an aggregate of $2,500,000 in any calendar year, Borrower shall only be required to first notify Lender of same (by delivery to Lender of a form substantially similar to that attached hereto as Exhibit B),
                                                               ---------
              provided there is no outstanding principal balance under the Revolving Loan at the time of such proposed acquisition. If, however, Borrower desires to make Consolidated Acquisition Expenditures in excess of an aggregate of $2,500,000 in any calendar year and there is an outstanding principal balance under the Revolving Loan at the time of such proposed acquisition, Borrower shall first obtain Lender's prior written consent to such expenditures and shall provide Lender with those items referenced on Exhibit B. Notwithstanding the foregoing, Borrower shall not
                 ---------
              be required to obtain Lender's prior written consent as set forth above, if (i) the outstanding principal balance under the Revolving Loan is solely for working capital purposes and is in an amount which will be paid in full by Borrower within sixty (60) consecutive days following the date of such borrowing or (ii) the contemplated Consolidated Acquisition Expenditure is being funded entirely from proceeds received through a secondary public offering of Borrower's equity securities.

          m. For purposes of Article 6 of the Credit Agreement, the term "Subsidiary" or "Subsidiaries" shall not include, and for purposes of Section 6.4 of the

              Credit Agreement only, shall include as subsection (d), those professional corporations organized for the practice of dentistry (the"PCs") of which Borrower initially acquires the stock, but thereafter transfers the entirety of such stock to an individual licensed dentist within thirty (30) days following the date of acquisition and with which Borrower has entered into a management agreement in the standard form which has been previously approved by Lender.

     3.   AMENDMENTS OF THE PROMISSORY NOTE.  The first sentence of Paragraph 2
          ---------------------------------
of the Revolving Note shall be revised as follows:

          "The outstanding principal balance of this Note shall bear interest, from the date of each Advance made by Lender until repaid in full, at the Base Rate or Adjusted LIBOR Rate as specified in the Credit Agreement, which interest shall be due and payable in arrears, as provided in the Credit Agreement."

          (b) The third sentence of Paragraph 2 shall be deleted in its entirety and replaced with the following:

          "Borrower may prepay the principal amount of any Base Rate Advance in whole or in part from time to time without any prepayment penalty, upon two
     (2) business days written notice to Lender; provided, however, that each prepayment shall be applied to the principal installments in the reverse order of maturity. Borrower may not prepay any LIBOR Advance before the expiration of the LIBOR interest period applicable to such LIBOR Advance, except upon payment of the Additional LIBOR Costs, as defined in the Credit Agreement."

     4.   OTHER LOAN DOCUMENT AMENDMENTS.  Each of the other Loan Documents are
          ------------------------------
amended as of the Closing Date to reflect the additional indebtedness of Borrower to Lender, as set forth herein, and to incorporate the amendments to the Credit Agreement and Revolving Note as set forth in Paragraphs 2 and 3 above.

     5.   GUARANTY AMENDMENTS.  The Guaranty shall be terminated and of no
          -------------------
further force and effect as of the Closing Date.

     6.   DOCUMENT RATIFICATION.  Except as set forth in Paragraphs 1 through 5
          ---------------------
above, all of the terms and conditions contained in the Credit Agreement, the Security Agreement and other Loan Documents shall remain the same and in full force and effect, and are ratified, reaffirmed and republished as of the Closing Date.

     7.   PAYMENT OF COSTS AND FEES; CONDITIONS PRECEDENT TO DISBURSEMENTS.
          ----------------------------------------------------------------
Notwithstanding anything to the contrary set forth herein, in the Revolving Note, the Credit Agreement, the Security Agreement, or the other Loan Documents, Lender shall not be required to make any further disbursements of proceeds of the Revolving Loan until the following shall have occurred:

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

          a. Borrower shall have paid to Lender the Origination Fee set forth herein and shall have paid all closing costs and expenses of Lender incurred in connection with this Amendment and all legal fees of Lender's counsel relating to this Amendment.

          b. Borrower shall have delivered to Lender a certificate of good standing issued by the Secretary of State of the State of Colorado confirming that the Borrower remains a corporation duly formed and in good standing in the State of Colorado.

          c. Lender shall have received UCC searches confirming that no liens, claims or encumbrances exist upon any of Borrower's assets, except as expressly permitted by the Credit Agreement.

          d. Borrower shall have delivered to Lender borrowing resolutions confirming the authority of the individual executing this Amendment on behalf of the Borrower.

          e. Borrower shall have provided Lender with satisfactory evidence confirming that an initial public offering providing net proceeds to Borrower (after deduction of underwriting discount and offering expenses) in excess of $10,000,000 has been successfully completed.

          f. Borrower shall have provided Lender with satisfactory evidence confirming that a minimum of 50% of the Convertible Subordinated Debtentures of Borrower have been converted.

          g. The Term Loan shall have been paid in full by Borrower and the Term Note cancelled.

     8.   REPRESENTATION OF BORROWER.  Borrower hereby confirms that, as of the
          --------------------------
date hereof, (i) Borrower is in compliance with each of the representations, warranties and covenants of Borrower set forth in the Loan Documents, (ii) no Event of Default exists under the Loan Documents and (iii) no fact or condition exists, which with the passage of time and/or giving of notice, would constitute an Event of Default under the Loan Documents.

     9.   ACKNOWLEDGEMENT OF PARTIES.  Borrower and Lender acknowledge and agree
          --------------------------
that as of the date hereof, there are no known claims or defaults by either party against the other, nor are there any existing covenant violations arising from or under the Credit Agreement.

     10.  CONTROLLING LAW.  The terms and provisions of this Amendment shall be
          ---------------
construed in accordance with and governed by the laws of the State of Colorado.

     11.  BINDING EFFECT.  This Amendment shall be binding upon and inure to the
          --------------
benefit of the parties hereto, their successors and assigns.

     12.  CAPTIONS.  The paragraph captions utilized herein are in no way
          --------
intended to interpret or limit the terms and conditions hereof, rather, they are intended for purposes of convenience only.

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

     13.  COUNTERPARTS.  This Amendment may be executed in any number of
          ------------
counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and al of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Amendment may be detached from any counterpart of this Amendment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Amendment identical in form hereto but having attached to it one or more additional signature pages.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                              LENDER:

                              KEYBANK NATIONAL ASSOCIATION


                              By:  /s/ signature illegible
                                  ----------------------------------------
                                  Title:__________________________________


                              BORROWER:

                              BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation


                              By:  /s/ signature illegible
                                  ----------------------------------------
                                  Title:__________________________________

                                   EXHIBIT A

                              CLOSING CERTIFICATE

     This Closing Certificate is attached to and made a part of the Second Amendment to Loan Documents (the "Agreement") dated as of the 19th day of November, 1997, by and between Birner Dental Management Services, Inc., as Borrower, and KeyBank National Association, as Lender. By this Closing Certificate dated as of the ___ day of _____, 19__, the parties agree as follows:

     1. The conditions set forth in paragraph 7 of the Agreement have been satisfied by Borrower and accepted by Lender.

     2. In accordance with the provisions of the Agreement, the Closing Date defined in the Agreement shall be the date of this Closing Certificate as set forth above and the Maturity Date shall be ______________,
        ______.

     IN WITNESS WHEREOF, the parties hereto have caused this Closing Certificate to be executed the day and year first above written.


                              LENDER:

                              KEYBANK NATIONAL ASSOCIATION


                              By: ________________________________________
                                  Title:__________________________________


                              BORROWER:

                              BIRNER DENTAL MANAGEMENT SERVICES, INC., a Colorado corporation


                              By: ________________________________________
                                  Title:__________________________________

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